Exhibit 23.4

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Westell Technologies, Inc. for the registration of $54,033,277 of various debt and equity securities and to the incorporation by reference therein of our report dated June 18, 2001 except for Note 2, as to which the date is June 29, 2001, with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.



Chicago, Illinois
July 30, 2001                               /s/ Ernst & Young LLP